GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                   TELEPHONE (617) 570-1000
                                                  TELECOPIER (617) 523-1231



                                      October 24, 1996


Stocker & Yale, Inc.
32 Hampshire Road
Salem, New Hampshire 03079

     Re:  Stocker & Yale, Inc. 1996 Stock Option and Incentive Plan

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 150,000 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), of Stocker & Yale, Inc. (the "Company") which may be issued pursuant to awards granted under the Company's 1996 Stock Option and Incentive Plan (the "Plan").

     We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of the Company; such records of the corporate proceedings of the Company as we deemed necessary; a registration statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts.

     Based upon the foregoing, we are of the opinion that upon the issuance and delivery of, and payment for, the Shares in accordance with the terms of the Registration Statement, the Plan and the option agreements entered into pursuant to the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

     The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities. The foregoing opinion further assumes that the purchase price paid for the Shares is in excess of the par value thereof.

                           GOODWIN, PROCTER & HOAR LLP


Stocker & Yale
October 24, 1996
Page 2


     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

                                   Very truly yours,


                                   /s/ Goodwin, Procter & Hoar  LLP

                                   GOODWIN, PROCTER & HOAR  LLP

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